Exhibit 99.1

Bridgeline Announces Financial Results for the Fourth Quarter of Fiscal 2021

Fiscal 2021 Revenue Increases 22% Versus Prior Year

Strong Cash Position for Additional Investment in Growth

Woburn, Mass., December 20, 2021 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based marketing technology software, today announced financial results for its fiscal fourth quarter ended September 30, 2021.

“Bridgeline grew by 22% this year with our Hawksearch software leading much of our growth,” said Ari Kahn, Bridgeline’s President, and Chief Executive Officer. Mr. Kahn continued, “We have a strong cash position and will invest in expanding our market position with innovations to our products and a larger sales and marketing team in 2022.”

Financial Highlights – Fourth Quarter of Fiscal Year 2021

●	Total revenue was $4.1 million, an increase of $1.4 million or 52%, from $2.7 million in the fourth quarter of fiscal 2020.

●	Subscription and licenses revenue grew by 67% to $3.4 million.

●	Gross profit was $2.8 million, an increase of 53% from $1.8 million in the same period in 2020.

●	Gross margin percentage increased to 68% compared to 67% for the same period in 2020.

Financial Highlights – Fiscal Year 2021

●	Total revenue was $13.3 million, an increase of $2.3 million, or 22%, from $10.9 million in fiscal 2020.

●	Subscription and licenses revenue grew by 33% to $10.0 million.

●	Gross profit was $8.7 million, an increase of 36% from $6.4 million in fiscal 2020.

●	Gross margin percentage increased to 66% compared to 59% in fiscal 2020.

Business Highlights

●	Corporate Highlights: The Company made two acquisitions in 2021:

o	Woorank SRL offers an SEO optimization application that helps companies increase traffic to their Web site.

o	Hawk Search, Inc. offers a site search application that helps companies convert site visitors to customers to grow online revenue.

●

Product Highlights: The Company launched Data Bravo, a web intelligence platform that helps Sales Professionals and Market Analysts grow revenue with AI-driven trend identification and prediction about web technologies and usage.

●	Partner Highlights: Bridgeline has expanded its partner network to increase deal flow:

o

Optimizely – Optimizely partnered with Bridgeline to develop the first out-of-the-box site search connector for the Optimizely B2B Commerce Cloud. The connector helps B2B buyers accelerating product discovery to grow online reviews with higher conversion rates.

o	Salesforce – Bridgeline launched an updated ‘Lightning-Ready’ integration of our Hawksearch product for Salesforce B2B Commerce Cloud on Salesforce AppExchange.

o

BigCommerce – Bridgeline released the Hawksearch B2B Edition connect for BigCommerce to accelerate time to market for BigCommerce customers to grow revenue with the Hawksearch site search and recommendation engines.

Financial Results - Fourth Quarter of Fiscal Year 2021

●

Total revenue, which is comprised of both Subscription and Licenses revenue and Services revenue, was $4.1 million for the quarter ended September 30, 2021, as compared to $2.7 million for the same period in 2020. Subscription and licenses revenue grew by 67% and Services revenue grew by 7%.

o

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue, increased 67% to $3.4 million for the quarter ended September 30, 2021, from $2.0 million for the same period in 2020.

o	As a percentage of total revenue, Subscription and licenses revenue increased 8% to 82% of total revenue for the quarter ended September 30, 2021, compared to 74% for the same period in 2020.

o	Services revenue increased 7% to $0.8 million for the quarter ended September 30, 2021, as compared to $0.7 million for the same period in 2020.

o	As a percentage of total revenue, Services revenue accounted for 18% of total revenue for the quarter ended September 30, 2021, compared to 26% for the same period in 2020.

●	Cost of revenue increased 49% or $0.4 million to $1.3 million for the quarter ended September 30, 2021, compared to $0.9 million for the same period in 2020.

●	Gross profit increased 53% or $1.0 million to $2.8 million for the quarter ended September 30, 2021, as compared to $1.8 million for the same period in 2020.

●	Gross margin percentage increased to 68% for the quarter ended September 30, 2021, compared to 67% for the same period in 2020.

o	Subscription and licenses gross margin percentage was 75% for three months ended September 30, 2021, as compared to 76% for the same period in 2020.

o	Services gross margin percentage was 37% for the three months ended September 30, 2021, as compared to 43% for the same period in 2020.

●

Operating expenses increased $1.8 million to $3.4 million for the quarter ended September 30, 2021, from $1.7 million for the same period in 2020. Included within the quarterly totals as of September 30, 2021, are additional investment in sales and marketing, and acquisition related costs associated with the integration of both Woorank and Hawksearch.

●	Operating loss for the quarter ended September 30, 2021, was $0.6 million as compared to $0.2 million operating profit for the same period in 2020.

●	Net loss for the quarter ended September 30, 2021, was $1.3 million, compared to net income of $1.1 million for the same period in 2020.

●	Net loss attributable to common shareholders for the quarter ended September 30, 2021, was $3.4 million, reflecting a $2.0 million deemed dividend on convertible preferred stock.

●	Adjusted EBITDA for the quarter ended September 30, 2021, was $0.2 million, compared to $0.5 million for the same period in 2020.

Financial Results - Fiscal Year 2021

●

Total revenue, which is comprised of both Subscription and Licenses revenue and Services revenue, increased to $13.3 million for the twelve months ended September 30, 2021, as compared to $10.9 million for the same period in 2020. Subscription and licenses revenue grew by 33% and Services revenue decreased by 3%.

o

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue, increased 33% to $10.0 million for the twelve months ended September 30, 2021, from $7.5 million for the same period in 2020.

o	As a percentage of total revenue, Subscription and licenses revenue increased 6% to 75% of total revenue for the twelve months ended September 30, 2021, compared to 69% for the same period in 2020.

o	Services revenue decreased 3% or $0.1 million to $3.3 million for the twelve months ended September 30, 2021, as compared to $3.4 million for the same period in 2020.

o	As a percentage of total revenue, Services revenue accounted for 25% of total revenue for the twelve months ended September 30, 2021, compared to 31% for the same period in 2020.

●	Cost of revenue increased 1% to $4.5 million for the twelve months ended September 30, 2021.

●	Gross profit increased 36% or $2.3 million to $8.7 million for the twelve months ended September 30, 2021, as compared to $6.4 million for the same period in 2020.

●	Gross margin percentage increased to 66% for the twelve months ended September 30, 2021, compared to 59% for the same period in 2020.

o	Subscription and licenses gross margin percentage was 72% for the twelve months ended September 30, 2021, as compared to 64% for the same period in 2020.

o	Services gross margin percentage was 47% for the twelve months ended September 30, 2021, as compared to 46% for the same period in 2020.

●

Operating expenses increased $1.9 million to $9.9 million for the twelve months ended September 30, 2021, from $8.0 million for the same period in 2020. Included within the annual totals as of September 30, 2021, are additional investment in sales and marketing, and acquisition related costs associated with the integration of both Woorank and Hawksearch.

●	Operating loss for the twelve months ended September 30, 2021, was $1.2 million as compared to $1.6 million for the same period in 2020.

●

Net loss for the twelve months ended September 30, 2021, was $6.7 million, compared to $0.3 million for the same period in 2020. For the twelve months ended September 30, 2021, the warrant liability revaluation which considers the overall change in our market share price as of September 30, resulted in a cumulative $5.9 million non-cash loss attributable to the change in the fair value of the warrant liabilities, as compared to a non-gash gain of $1.0 million in the same period in 2020.

●

Net loss attributable to common shareholders for the year was $8.7 million, reflecting a $2.0 million deemed dividend on convertible preferred stock. Net loss attributable to common shareholders for the year ended September 30, 2020, was $2.1 million, reflecting a $2.3 million deemed dividend on convertible preferred stock.

●	Adjusted EBITDA for the twelve months ended September 30, 2021, was $1.4 million, compared to a negative adjusted EBITDA of $0.1 million for the same period in 2020.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, December 20, 2021, at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn and Chief Financial Officer, Thomas Windhausen will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital Fourth Quarter 2021 Earnings Call
When:	Monday, December 20, 2021
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, Domestic
(973) 796-5077, International
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	4392602

Please call the conference telephone number 5 – 10 minutes prior to the start time. An operator will register your name and organization.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share and Adjusted EBITDA.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability; our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps.  To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30	September 30
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$8,852	$861
Accounts receivable, net	1,370	665
Prepaid expenses	179	268
Other current assets	17	111
Total current assets	10,418	1,905
Property and equipment, net	252	238
Operating lease assets	481	294
Intangible assets, net	7,755	2,617
Goodwill	15,985	5,557
Other assets	76	49
Total assets	$34,967	$10,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$732	$-
Current portion of operating lease liabilities	161	96
Accounts payable	974	1,311
Accrued liabilities	908	599
Purchase price and contingent consideration payable, current portion	3,463	-
Paycheck Protection Program liability	-	88
Deferred revenue	2,097	1,511
Total current liabilities	8,335	3,605
Long-term debt, net of current portion	1,197	-
Operating lease liabilities, net of current portion	320	198
Purchase price and contingent consideration payable, net of current portion	2,360	-
Warrant liabilities	4,404	2,486
Other long-term liabilities	774	15
Total liabilities	17,390	6,304

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series A Convertible Preferred stock: 264,000 shares authorized; no shares outstanding at September 30, 2021 and 2020	-	-
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at September 30, 2021 and 2020	-	-
Series D Convertible Preferred Stock: 4,200 shares authorized; no shares issued and oustanding at September 30, 2021 and 2020	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,187,128 shares at September 30, 2021 and 4,420,170 shares at September 30, 2020, issued and outstanding	10	4
Additional paid-in-capital	100,207	78,316
Accumulated deficit	(82,287)	(73,583)
Accumulated other comprehensive loss	(353)	(381)
Total stockholders' equity	17,577	4,356
Total liabilities and stockholders' equity	$34,967	$10,660

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net revenue:
Digital engagement services	$753	$701	$3,296	$3,409
Subscription and perpetual licenses	3,351	2,004	9,963	7,498
Total net revenue	4,104	2,705	13,259	10,907

Cost of revenue:
Digital engagement services	472	399	1,743	1,831
Subscription and perpetual licenses	844	486	2,790	2,676
Total cost of revenue	1,316	885	4,533	4,507
Gross profit	2,788	1,820	8,726	6,400

Operating expenses:
Sales and marketing	997	484	2,726	2,614
General and administrative	678	519	2,359	2,455
Research and development	934	423	2,387	1,641
Depreciation and amortization	425	237	1,202	968
Restructuring and acquisition related expenses	373	(7)	1,235	366
Total operating expenses	3,407	1,656	9,909	8,044
Income (loss) from operations	(619)	164	(1,183)	(1,644)
Interest expense and other, net	(876)	(4)	(883)	(7)
Government grant income	-	960	88	960
Change in fair value of warrant liabilities	135	(50)	(5,885)	1,028
Income (loss) before income taxes	(1,360)	1,070	(7,863)	337
Provision for (benefit from) income taxes	1	2	(1,174)	11
Net income (loss)	$(1,361)	$1,068	$(6,689)	$326
Dividends on Series A convertible preferred stock	-	-	-	(106)
Deemed dividend on convertible preferred stock	(2,015)	-	(2,015)	(2,314)
Net income (loss) attributable to common shareholders	$(3,376)	$1,068	$(8,704)	$(2,094)
Net income (loss) per share attributable to common shareholders:
Basic	$(0.40)	$0.28	$(1.47)	$(0.59)
Diluted	$(0.40)	$0.21	$(1.47)	$(0.59)
Number of weighted average shares outstanding:
Basic	8,381,657	3,876,677	5,935,981	3,555,032
Diluted	8,381,657	5,165,438	5,935,981	3,555,032

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2021	2020	2021	2020
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$(1,361)	$1,068	$(6,689)	$326
Amortization of intangible assets	404	213	1,130	891
Stock-based compensation	55	61	188	194
Restructuring and acquisition-related charges	373	(7)	1,235	366
Non-GAAP adjusted net income/(loss)	$(529)	$1,335	$(4,136)	$1,777

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss)	$(0.16)	$0.21	$(1.13)	$0.09
Amortization of intangible assets	0.05	0.04	0.19	0.25
Stock-based compensation	0.01	0.01	0.03	0.05
Restructuring and acquisition-related charges	0.04	(0.00)	0.21	0.10
Non-GAAP adjusted net earnings/(loss) per diluted share	$(0.06)	$0.26	$(0.70)	$0.50

Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$(1,361)	$1,068	$(6,689)	$326
Provision for (benefit from) income tax	1	2	(1,174)	11
Interest and other expense, net	876	4	883	7
Government grant income	-	(960)	(88)	(960)
Change in fair value of warrant liabilities	(135)	50	5,885	(1,028)
Amortization of intangible assets	404	213	1,130	891
Depreciation	32	21	70	61
Restructuring and acquisition-related charges	373	(7)	1,235	366
Other amortization	(11)	3	2	16
Stock-based compensation	55	61	188	194
Adjusted EBITDA	$234	$455	$1,442	$(116)